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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 10, 1997, included in Appendix I to the Report on Form 8-K dated February 19, 1997, into the previously filed registration statements as follows: (1) PG&E Corporation's Form S-3 Registration Statement File No. 333-16255 (relating to PG&E Corporation's Dividend Reinvestment Plan); (2) Pacific Gas and Electric Company's Form S-3 Registration Statement File No. 33-64136 (relating to $2,000,000,000 aggregate principal amount of Pacific Gas and Electric Company's First and Refunding Mortgage Bonds and Medium-Term Notes);
(3) Pacific Gas and Electric Company's Form S-3 Registration Statement File No. 33-50707 (relating to $1,500,000,000 aggregate principal amount of Pacific Gas and Electric Company's First and Refunding Mortgage Bonds); (4) PG&E Corporation's Form S-8 Registration Statement File No. 33-50601 (relating to the Pacific Gas and Electric Company's Savings Fund Plan for Employees); (5) PG&E Corporation's Form S-8 Registration Statement File No. 33-23692 (relating to PG&E Corporation's 1986 Stock Option Plan); (6) Pacific Gas and Electric Company's Form S-3 Registration Statement File No. 33-62488 (relating to 10,000,000 shares of Pacific Gas and Electric Company's Redeemable First Preferred Stock); (7) Form S-3 Registration Statement File No. 33-61959 (relating to $335,000,000 aggregate liquidation value of Cumulative Quarterly Income Preferred Securities); and (8) PG&E Corporation's Form S-8 Registration Statement File No. 333-16253 (relating to PG&E Corporation's Long-Term Incentive Program).


                                                        ARTHUR ANDERSEN LLP

San Francisco, California
    February 19, 1997